UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              Date of Report
                    (Date of earliest event reported):
                             December 16, 1997



   Commission        Registrant; State of Incorporation;      IRS Employer
  File Number           Address; and Telephone Number        Identification
                                                                   No.

    1-10628                  CIPSCO INCORPORATED               37-1260920
                          (AN Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600

     1-3672        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY     37-0211380
                          (An Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600



Item 5.  Other Events.

          Reference is made to Item 1 - Business under the caption "Competition - Electric Business", and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations under the Caption "Regulation and Competition" in the Company's and CIPS' 1996 for 10-K and to Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Legislative Matters" in the Company's and CIPS' Form 10-Q for the quarter ended September 30, 1997, for a discussion of proposals for utility deregulation legislation in Illinois. On December 16, 1997, the Governor of Illinois signed the Electric Service Customer Choice and Rate Relief Law of 1997 (the "Act") providing for utility restructuring in Illinois. This legislation introduces price-based competition into the supply of electric energy in Illinois and will provide a less regulated structure for Illinois electric utilities.

          The Act includes a 5% residential electric rate decrease for CIPS' electric customers, effective August 1, 1998. CIPS may be subject to additional 5% residential electric rate decreases in each of 2000 and 2002 to the extent its rates exceed the Midwest utility average at that time. CIPS' rates are currently below the Midwest utility average. CIPS estimates that the initial 5% rate decrease will result in a decrease in annual electric revenues of about $10 million, based on estimated levels of sales and assuming normal weather conditions.

          Retail direct access, which allows customers to choose their electric generation supplier, will be phased in over several years. Access for commercial and industrial customers will occur over a period from October 1999 to December 2000, and access for residential customers will occur after May 1, 2002.

          The Act also relieves CIPS of the requirement in the Illinois Commerce Commission's Order of September 17, 1997 (which approved the Merger between Union Electric Company and the Company), requiring CIPS to file an electric rate case or alternative regulatory plan in Illinois following consummation of the Merger to reflect the effects of net merger savings.

          Other provisions of the Act include (1) potential recovery of a portion utility's stranded costs through a transition charge collected from customers who choose another electric supplier, (2) the option for certain utilities, including CIPS, to eliminate the fuel adjustment clause applicable to their rates and to roll into base rates a historical level of fuel expense and (3) a mechanism to securitize certain future revenues related to stranded costs.

          The Company's and CIPS' accounting policies and financial statements conform to generally accepted accounting principles (GAAP) applicable to rate-regulated enterprises and reflect the effects of the ratemaking process in accordance with SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation." Such effects concern mainly the time at which various items enter into the determination of net income in order to follow the principle of matching costs and revenues (SFAS 71). For example, SFAS 71 allows the company to record certain assets and liabilities ("regulatory assets" and "regulatory liabilities") which are expected to be recovered or settled in future rates and would not be recorded under GAAP for nonregulated entities. In addition, reporting under SFAS 71 allows companies whose service obligations and prices are regulated to maintain assets on their balance sheets representing costs they reasonably expect to recover from customers, through inclusion of such costs in their future rates. SFAS 101, "Accounting for the Discontinuance of Application of FASB Statement No. 71," specifies how an enterprise that ceases to meet the criteria for application of SFAS 71 for all or part of its operations should report that event in its financial statements. In general, SFAS 101 requires that the enterprise report the discontinuation of SFAS 71 by eliminating from its balance sheet all "regulatory assets and liabilities" related to the applicable portion of the business. At its July 24, 1997 meeting, the Emerging Issues Task Force of the Financial Accounting Standards Board (EITF) concluded that application of SFAS 71 accounting should be discontinued once sufficiently detailed deregulation legislation is issued for a separable portion of a business for which a plan of deregulation has been established. However, the EITF further concluded that "regulatory assets" associated with a deregulated portion of the business, which will be recovered through tariffs charged to customers of a regulated portion of the business, should be associated with the regulated portion of the business from which future cash recovery is expected (not the portion of the business from which the cost originated), and can therefore continue to be carried on the regulated entity's balance sheet to the extent such assets are recovered. In addition, SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which was adopted in January 1996, establishes accounting standards for the impairment of long-lived assets (i.e., determining whether the costs of such assets are recoverable in future revenues.) SFAS 121 also requires that regulatory assets, which are no longer probable of recovery through future revenue, be written off through a charge to earnings.

          Due to the enactment of the Act, prices for the supply of electric generation are expected to transition from cost-based, regulated rates to rates determined by competitive market forces in the state of Illinois. As a result, the Company and CIPS will discontinue application of SFAS 71 for its generating business in the fourth quarter of 1997. At this time, the Company and CIPS is assessing the impact that the Act will have on its operations. The potential negative consequences resulting from the Act could be significant, and include the impairment and writedown of certain assets, including generation-related plant and "regulatory assets." At September 30, 1997, CIPS' net investment in generation facilities was $590 million and was included in electric utility plant in service on CIPS' and the Company's balance sheets. In addition, at September 30, 1997, CIPS' generation-related net "regulatory assets" approximated $128 million. The provisions of the Act could also result in lower revenues, reduced profit margins and increased costs of capital. At this time, the Company is unable to determine the impact of the Act on the Company's future financial condition, results of operations or liquidity.

          The foregoing estimates of the annual reduction in electric revenues resulting from the Act and the potential negative consequences of the Act are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from those discussed herein. Among the factors that could affect actual results are: (1) future market prices for electric energy,
(2) load growth, (3) demand levels in CIPS' service territory, (4) average rates for electricity in the Midwest, (5) further changes in laws and governmental or regulatory actions interpreting those laws, and (6) other matters detailed in Exhibit 99.03, Cautionary Statements, to the 1996 Annual Report on Form 10-K of the Company and CIPS, incorporated here in reference.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants CIPSCO Incorporated and Central Illinois Public Service Company have duly caused this report to be signed on each registrant's behalf by the undersigned hereunto duly authorized.

                        CIPSCO Incorporated
                          (Registrant)



                        Central Illinois Public Service Company
                          (Registrant)


                             /s/ Robert C. Porter
                        ___________________________________
                                 Robert C. Porter
                         Treasurer and Assistant Secretary
                                of each Registrant



Date:  December 23, 1997